Exhibit 1.01
Conflict Minerals Report
Introduction
Mallinckrodt plc is a global business consisting of multiple wholly owned subsidiaries (collectively, “Mallinckrodt” or “the Company”) that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company’s Specialty Brands reportable segment’s areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; cultured skin substitutes and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients.
This Conflict Minerals Report (“CMR”) for the year ended December 31, 2021 (“the Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“the Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) issuers whose manufactured products contain certain minerals which are necessary to the functionality or production of their products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG(s)” or “Conflict Minerals”). The Rule focuses on 3TG emanating from the Democratic Republic of the Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”). If an issuer has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a CMR to the SEC that includes a description of those due diligence measures.
This CMR relates to the process undertaken for Mallinckrodt products that were manufactured, or contracted to be manufactured, during the Reporting Period and that contain Conflict Minerals. The Company's policy with respect to the sourcing of Conflict Minerals (the “Conflict Minerals Policy”) can be found on its website at http://www.mallinckrodt.com/about/partnering/suppliers/conflict-minerals-policy/.
Executive Summary
Mallinckrodt performed a Reasonable Country of Origin Inquiry (“RCOI”) on suppliers believed to provide Mallinckrodt with materials or components containing 3TGs necessary to the manufacture of Mallinckrodt’s products, which are limited to its non-drug products (i.e., medical devices). Mallinckrodt’s suppliers identified 345 valid smelters and refineries (“smelters”), of which Mallinckrodt identified 47 as sourcing (or there was reason to believe they may be sourcing) from the Covered Countries. Mallinckrodt’s due diligence review indicated that 36 of these smelters have been audited and are conformant to the Responsible Minerals Assurance Process (“RMAP”). The remaining 11 smelters were subject to Mallinckrodt’s risk mitigation process according to the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”).
Company Management Systems
Mallinckrodt’s strong management systems were established according to Step 1 of the OECD Due Diligence Guidance. Mallinckrodt’s management systems included:
•Step 1A - Adopted, and clearly communicated to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas:
•Implemented a Conflict Minerals policy;
•Policy made publicly available at http://www.mallinckrodt.com/about/partnering/suppliers/conflict-minerals-policy/ ; and
•Policy communicated directly to suppliers as part of RCOI process.
•Step 1B - Structured internal management to support supply chain due diligence.
•Maintained an internal cross functional team to support supply chain due diligence;
•Appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence; and
•Applied the resources necessary to support the operation and monitoring of these processes including internal resources and external consulting support.
•Step 1C - Established a system of transparency, information collection and control over the supply chain:
•Implemented a process to collect required supplier and smelter RCOI and due diligence data. Full details on the supply chain data gathering are included in the RCOI and Due Diligence sections of this CMR.
•Step 1D - Strengthened company engagement with suppliers:
•Directly engaged suppliers during RCOI process;
•Reviewed supplier responses as part of RCOI process; and
•Implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.

•Step 1E - Established a company and/or mine level grievance mechanism:
•Recognized the RMAP’s three audit protocols for 3TG as valid sources of smelter or mine level grievances; and
•Utilized Mallinckrodt’s ethics violations reporting system which allows employees to voice confidentially, without any fear of retribution, any concerns of potential violations of the Company’s Conflict Minerals Policy.
Reasonable Country of Origin Inquiry (RCOI)
Mallinckrodt designed its RCOI process in accordance with Step 2A and 2B of the OECD Due Diligence Guidance. Mallinckrodt’s RCOI process involved two stages:
•Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)
•Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)
Supplier RCOI
Mallinckrodt designed its supplier RCOI process to identify, to the best of its efforts, the smelters in Mallinckrodt’s supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Mallinckrodt’s supplier RCOI process for the Reporting Period included the following:
•Developing a list of suppliers providing 3TG containing components to Mallinckrodt;
•Contacting each supplier and requesting them to complete the industry standard Conflict Minerals Reporting Template (“CMRT”) including smelter information;
•Reviewing supplier responses for accuracy and completeness;
•Amalgamating supplier-provided smelters into a single unique list of smelters meeting the definition of a smelter under one of three industry recognized audit protocols; and
•Reviewing the final smelter list (and comparing it to industry peers) to determine if Mallinckrodt reasonably identified all of the smelters in its supply chain.
For the Reporting Period, Mallinckrodt’s RCOI process was executed by Claigan Environmental Inc. (“Claigan”).
Mallinckrodt’s suppliers identified 345 smelters in their supply chain. The specific list of smelters is included in the Smelter and Refineries section at the end of this CMR.
Smelter RCOI
Due to the overlap between smelter RCOI and smelter due diligence, the smelter RCOI process is summarized in the Due Diligence section of this CMR.
Due Diligence
Mallinckrodt’s “Due Diligence Process” was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.
Smelter RCOI and Due Diligence
Mallinckrodt’s smelter RCOI and Due Diligence Process were designed to:
•Identify the scope of the risk assessment of the mineral supply chain (OECD Step 2B);
•Assess whether the smelters/refiners have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Step 2C); and
•Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the mineral smelter’s own facilities (OECD Step 2D).
Mallinckrodt’s smelter RCOI and Due Diligence Process included the following:
•For each smelter identified in Mallinckrodt’s supply chain:
•Mallinckrodt attempted direct engagement with the smelter to determine whether or not the smelter sources from the Covered Countries; and
•For smelters that declared directly (e.g., email correspondence, publicly available Conflict Minerals policy, or information available on their website) or through their relevant industry association that they did not source from the Covered Countries, but were not recognized as conflict-free by the RMAP, Mallinckrodt reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. The sources reviewed included:
•Public internet search of the facility in combination with each of the Covered Countries;
•Review of specific non-governmental organization (“NGO”) publications. NGO publications reviewed included:

•Enough Project
•Global Witness
•Southern Africa Resource Watch
•Radio Okapi
•The most recent United Nations Group of Experts report on the DRC.
•For smelters that did not respond to direct engagement, Mallinckrodt reviewed publicly available sources to determine if there was any reason to believe that the smelter may have sourced from the Covered Countries during the Reporting Period.
•Mallinckrodt reviewed the same sources as those used to compare against smelter sourcing declarations.
•For high-risk smelters (smelters that are sourcing from, or there is reason to believe they may be sourcing from, the Covered Countries and are not currently conformant to the RMAP), Mallinckrodt communicates the risk to senior management (OECD Step 3A) and conducts risk mitigation on the smelter according to OECD Step 3B.
For the Reporting Period, Mallinckrodt’s smelter RCOI and Due Diligence Process was executed by Claigan.
Mallinckrodt’s suppliers identified 345 smelters. Mallinckrodt identified 47 smelters that source, or there is reason to believe they may source, from the Covered Countries.
Mallinckrodt determined that 36 of these 47 smelters have been audited and conformant to the RMAP. Mallinckrodt conducted risk mitigation on the remaining 11 smelters.
Risk Mitigation
Mallinckrodt conducted risk mitigation on 11 smelters that were not recognized as conformant to the RMAP. Mallinckrodt’s risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance and was reported to designated senior management in accordance with Step 3A of the OECD Due Diligence Guidance. Mallinckrodt’s risk mitigation process included the following:
•Additional due diligence to determine if there was any reason to believe the smelter directly or indirectly finances or benefits armed groups in the Covered Countries;
•Verification with internal stakeholders and relevant suppliers of whether 3TGs from the specific smelter were actually in Mallinckrodt’s supply chain during the Reporting Period; and
•Direct engagement with each high-risk smelter to verify risk and to encourage the smelter to become conflict-free.
Risk mitigation was required for 11 smelters verified by suppliers likely to be in Mallinckrodt’s supply chain. All 11 smelters came into Mallinckrodt’s supply chain through 25 suppliers, involving a small number of parts. Mallinckrodt will evaluate opportunities to encourage the suppliers to remove these smelters from their supply chains, or to remove the suppliers.
Improvement Plan
Mallinckrodt is taking and intends to continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary Conflict Minerals in Mallinckrodt’s products could directly or indirectly benefit or finance armed groups in the Covered Countries:
a.Incorporate a Conflict Minerals clause into new and renewing supplier contracts;
b.Continue to drive Mallinckrodt suppliers to obtain current, accurate, and complete information about the smelters in their respective supply chains;
c.Request smelters sourcing from the Covered Countries to be audited and certified to a protocol recognized by the RMAP; and
d.Follow up in 2022 on smelters requiring risk mitigation.
Mallinckrodt has provided information as of the date of this report. Subsequent events, such as the inability or unwillingness of any suppliers or smelters to comply with Mallinckrodt’s Conflict Minerals Policy, may affect the Company’s future determinations under the Rule.
Website addresses are included in this CMR for reference only. Any information contained on Mallinckrodt’s website is not incorporated by reference into this CMR.

Smelters and Refineries

Below are the smelters reported to Mallinckrodt as likely in the Company’s supply chain in the Reporting Period.

Metal	Smelter
Gold	8853 S.p.A.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Alexy Metals
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	C.I Metales Procesados Industriales SAS
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux S.A.
Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	DODUCO Contacts and Refining GmbH
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC

Metal	Smelter
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	Geib Refining Corporation
Gold	Gold Coast Refinery
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Heraeus Germany GmbH Co. KG
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ Co., Ltd.
Gold	Industrial Refining Company
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	JALAN & Company
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Novosibirsk Refinery
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	K.A. Rasmussen
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kundan Care Products Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	L'Orfebre S.A.
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	LT Metal Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.

Metal	Smelter
Gold	MD Overseas
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metallix Refining Inc.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	PAMP S.A.
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.
Gold	Sancus ZFS (L’Orfebre, SA)
Gold	SAXONIA Edelmetalle GmbH
Gold	Sellem Industries Ltd.
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.

Metal	Smelter
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Value Trading
Gold	WEEEREFINING
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongkuang Gold Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	Asaka Riken Co., Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	LSM Brasil S.A.

Metal	Smelter
Tantalum	Meta Materials
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies
Tin	CV Ayi Jaya
Tin	CV Venus Inti Perkasa
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	Fenix Metals
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Luna Smelter, Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.

Metal	Smelter
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Processing Plant Ltd.
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalúrgicas S.A.
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Serumpun
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT Lautan Harmonis Sejahtera
Tin	PT Masbro Alam Stania
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo
Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama
Tin	PT Rajawali Rimba Perkasa
Tin	PT Rajehan Ariq
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Timah Nusantara
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Super Ligas
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.
Tin	Thaisarco
Tin	Tin Technology & Refining
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC

Metal	Smelter
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	ACL Metais Eireli
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Artek LLC
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	China Molybdenum Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	Fujian Ganmin RareMetal Co., Ltd.
Tungsten	Fujian Xinlu Tungsten
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	GEM Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	KGETS Co., Ltd.
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan High-Tech Materials
Tungsten	Moliren Ltd.
Tungsten	Niagara Refining LLC
Tungsten	NPP Tyazhmetprom LLC
Tungsten	OOO “Technolom” 1
Tungsten	OOO “Technolom” 2
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Unecha Refractory Metals Plant

Metal	Smelter
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.